Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statements (Form S-8 No. 333-267242, 333-270620 and 333-274006) of Grove Collaborative Holdings, Inc.;

(2)    Registration Statements (Form S-3 Nos. 333-273268, 333-273271, 333-273650 and 333-274425); and

(3)    Registration Statements (Form S-1 Nos. 333-266205 and 333-266197)

of our report dated March 20, 2024, with respect to the consolidated financial statements Grove Collaborative Holdings, Inc. included in this Annual Report (Form 10-K) of Grove Collaborative Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California
March 20, 2024